ABN Amro Bank N.V. OTC Derivative Operations 199 Bishopsgate, London EC2M 3XW United Kingdom Tel:+44 20 7678 8000 Fax:+44 20 7857 9428/30

DATE:	January 30, 2006

TO:	Long Beach Mortgage Loan Trust Series 2006-WL3
(“Party B”)

FROM:	ABN AMRO BANK N.V.
199 Bishopsgate,
London EC2M 3XW,
United Kingdom
Attention: Fixed Income Derivatives Documentation
Telex: 887366 Answerback: ABNALN G
Fax: 44 20 7857 9428
Telephone: 44 20 7678 3311
Electronic Messaging System Details: Swift ABNA GB 2L
(“Party A”)

RE:	Interest Rate Cap Transaction

Dear Sir or Madam:

          The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”).

          The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

          This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of January 30, 2006, as amended and supplemented from time to time (the “Agreement”) between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

ABN Amro Bank N.V. OTC Derivative Operations 199 Bishopsgate, London EC2M 3XW United Kingdom Tel:+44 20 7678 8000 Fax:+44 20 7857 9428/30

1.	The Cap Transaction to which this Confirmation relates is a Rate Cap Transaction, the terms of which are as follow:

General Terms

Trade Date:	January 24, 2006

Effective Date:	January 25, 2007

Termination Date:	January 25, 2011, subject to adjustment in accordance with the Following Business Day Convention

Notional Amount:	See Amortization Schedule, Schedule A

Fixed Amount (premium):

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Date	January 30, 2006, subject to adjustment in accordance with the Following Business Day Convention

Fixed Amount:	$3,350,000 (to be paid by Lehman Brothers Holdings Inc. to Party A on behalf of Party B).

Floating Amounts:

Floating Rate Payer:	Party A

Cap Rate:	5.50%

Floating Rate Payer Period End Dates:	The 25th day of each month of each year, commencing on 25 February, 2007 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer Payment Dates:	Same as Floating Rate Payer Period End Date.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One (1) month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

ABN Amro Bank N.V. OTC Derivative Operations 199 Bishopsgate, London EC2M 3XW United Kingdom Tel:+44 20 7678 8000 Fax:+44 20 7857 9428/30

	Compounding:	Inapplicable

Business Days:

The States of California, Delaware, New York and Washington or if the Trustee gives ABN AMRO notice of the change in the principal corporate trust office of the Trustee in accordance with the PSA, the city in which the principal corporate trust office of the Trustee is located.

2.	Procedural Terms:

	Calculation Agent:	Party A

	Offices:	The Office of Party A for this Cap Transaction is London.

Account Details:

	Payments to Party A:	ABN AMRO Bank N.V., New York, ABNAUS33
CHIPS 007535
ABA No. 026009580
A/C Name: ABN Amro Bank N.V., London
A/C No. /661001036741
Ref. DCM

	Payments to Party B:	Bankers Trust Company
ABA# 021001033
ACCT NAME: NYLTD FUNDS CONTROL/STARS WEST
Acct# 01419663
Ref: Long Beach 2006-WL3

ABN Amro Bank N.V. OTC Derivative Operations 199 Bishopsgate, London EC2M 3XW United Kingdom Tel:+44 20 7678 8000 Fax:+44 20 7857 9428/30

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing this Confirmation and returning to us by fax/telex to ABN AMRO Bank N.V. to the attention of Derivatives Documentation Unit:

Fax Number	:0044 207 8579428/9430
Telephone Number	:0044 207 6783311/3196

Yours faithfully,

ABN AMRO BANK N.V., LONDON BRANCH

By:

Name:
Title:

By:

Name:
Title:

Confirmed as of the date first written above:

Long Beach Mortgage Loan Trust 2006-WL3

By Deutsche Bank National Trust Company, National Association not in its individual capacity but solely as Trustee on behalf of the Trust

By:

Name:
Title:

By:

Name:
Title:

ABN Amro Bank N.V. OTC Derivative Operations 199 Bishopsgate, London EC2M 3XW United Kingdom Tel:+44 20 7678 8000 Fax:+44 20 7857 9428/30

Re: Reference Number 1585058

Amortization Schedule, *subject to adjustment in accordance with the Following Business Day Convention

Calculation Period in respect of the Payment Date scheduled to occur on*:	Notional Amount (USD)

2/25/2007	1,717,000.00
3/25/2007	11,836,000.00
4/25/2007	22,802,000.00
5/25/2007	34,482,000.00
6/25/2007	46,749,000.00
7/25/2007	59,482,000.00
8/25/2007	72,563,000.00
9/25/2007	85,884,000.00
10/25/2007	99,337,000.00
11/25/2007	112,940,000.00
12/25/2007	126,436,000.00
1/25/2008	139,786,000.00
2/25/2008	259,362,000.00
3/25/2008	311,196,000.00
4/25/2008	353,850,000.00
5/25/2008	380,633,000.00
6/25/2008	396,556,000.00
7/25/2008	404,748,000.00
8/25/2008	407,283,000.00
9/25/2008	405,586,000.00
10/25/2008	400,666,000.00
11/25/2008	393,257,000.00
12/25/2008	385,831,000.00
1/25/2009	378,380,000.00
2/25/2009	370,923,000.00
3/25/2009	363,472,000.00
4/25/2009	356,037,000.00
5/25/2009	348,630,000.00
6/25/2009	341,258,000.00
7/25/2009	333,930,000.00
8/25/2009	326,653,000.00
9/25/2009	319,437,000.00
10/25/2009	312,285,000.00
11/25/2009	305,204,000.00
12/25/2009	298,198,000.00
1/25/2010	291,273,000.00
2/25/2010	284,433,000.00
3/25/2010	277,682,000.00
4/25/2010	271,022,000.00
5/25/2010	264,457,000.00
6/25/2010	257,990,000.00

ABN Amro Bank N.V. OTC Derivative Operations 199 Bishopsgate, London EC2M 3XW United Kingdom Tel:+44 20 7678 8000 Fax:+44 20 7857 9428/30

Calculation Period in respect of the Payment Date scheduled to occur on*:	Notional Amount (USD)

7/25/2010	251,622,000.00
8/25/2010	245,355,000.00
9/25/2010	239,191,000.00
10/25/2010	233,132,000.00
11/25/2010	227,179,000.00
12/25/2010	221,333,000.00
1/25/2011	215,606,000.00